SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-A/A
                                Amendment No. 1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                NEOPHARM, INC.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                        Delaware                              51-0327886
        ----------------------------------------          --------------------
        (State of incorporation or organization)             (IRS Employer
                                                         Identification Number)

   150 Field Drive, Suite 195, Lake Forest, Illinois             60045
   -------------------------------------------------        ----------------
        (Address of principal executive offices)               (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act: Preferred Stock Purchase Rights.

Item 1.  Description of Registrant's Securities to Be Registered.

         Reference is hereby made to the Registration Statement on Form 8-A dated July 7, 2003 and filed with the Securities and Exchange Commission (File No. 000-26898) on July 7, 2003 (the "Original Form 8-A") by NeoPharm, Inc., a Delaware corporation (the "Registrant"), relating to the rights distributed to the stockholders of the Registrant (the "Rights") in connection with the Preferred Stock Rights Agreement, dated as of June 30, 2003 (the "Original Rights Agreement"), between the Registrant and Computershare Investor Services, L.L.C., a Delaware limited liability company, as Rights Agent. The Original Form 8-A is incorporated herein by reference.

         On September 20, 2004, the Board of Directors of the Registrant approved and adopted the First Amendment to Rights Agreement, dated as of September 20, 2004 (the "Amendment"), by and among the Registrant and Computershare. The Amendment amends the Original Rights Agreement between the Registrant and Computershare, as Rights Agent (such Original Rights Agreement, as amended by the First Amendment, being referred to hereinafter as the "Rights Agreement").

         The Amendment provides for changing all instances of the percentage "30%" in the definition of "Acquiring Person" in the Original Rights Agreement to the percentage "22%." The Amendment has the effect of reducing from 30% to 22% the percentage of outstanding shares of common stock of the Registrant which John N. Kapoor, together with his Affiliates (as defined in the Rights Agreement), must be or become the beneficial owner of before being deemed to be an Acquiring Person (as defined in the Rights Agreement).

         The foregoing description of the Amendment is a general description only and is qualified in its entirety by reference to the Amendment. A copy of the First Amendment to Rights Agreement is attached hereto as Exhibit 2, and is incorporated herein by reference.

Item 2.  Exhibits.

1 Preferred Stock Rights Agreement, dated as of June 30, 2003, between the Registrant and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form 8-A (File No. 000-26898)).

2 First Amendment to Rights Agreement, dated as of September 20, 2004, to the Rights Agreement, by and between the Registrant and Computershare Investor Services, L.L.C.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.


September 24, 2004                       NEOPHARM, INC.


                                         By: /s/ Lawrence Kenyon
                                                --------------------------
                                         Name: Lawrence Kenyon
                                         Its:  Chief Financial Officer
                                               (Principal Accounting Officer and
                                               Principal Financial Officer)

                                 EXHIBIT INDEX

Exhibit                     Description
-------                     -----------

1 Preferred Stock Rights Agreement, dated as of June 30, 2003, between the Registrant and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form 8-A (File No. 000-26898)).

2 First Amendment to Rights Agreement, dated as of September 20, 2004, to the Rights Agreement, by and between the Registrant and Computershare Investor Services, L.L.C.